Exhibit 21

                         CARLISLE COMPANIES INCORPORATED

                         Subsidiaries of the Registrant

                                                            Jurisdiction of
                                                             Incorporation
                                                            ---------------
Carlisle Companies Incorporated (Registrant)                     Delaware

Subsidiaries:

Carlisle Corporation -

      Carlisle Container Manufacturing Company                   Delaware

      Carlisle Engineered Products, Inc.                         Delaware

      Carlisle FoodService Products Incorporated                 Delaware
        Three wholly-owned domestic subsidiaries

      Carlisle SynTec Incorporated                               Delaware
        Four wholly-owned domestic subsidiaries

      Carlisle Tire & Wheel Company                              Delaware
        Three wholly-owned domestic subsidiaries
        One wholly-owned foreign subsidiary

      Geauga Company                                             Delaware

      Motion Control Industries, Inc.                            Delaware
        One foreign joint ventures (49% ownership)
        One wholly-owned domestic subsidiary

      Tensolite Company                                          Delaware

      Trail King Industries, Inc.                                South Dakota

      Walker Stainless Equipment Company, Inc.                   Delaware